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                                                                     EXHIBIT 1



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                                   STOCKHOLDER

                                    AGREEMENT














                            DATED: SEPTEMBER 30, 1999






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         Stockholder Agreement
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                              STOCKHOLDER AGREEMENT

                                TABLE OF CONTENTS

ARTICLE 1. COVENANTS OF THE COMPANY AND THERRIEN...............................1

1.1   Board Appointment........................................................1
1.2.  Agreement To Vote........................................................1

ARTICLE 2. COVENANTS OF INVESTOR...............................................2

2.1   Standstill Agreement.....................................................2
2.2   Proxy Solicitations......................................................3
2.3   Voting Agreements........................................................3

ARTICLE 3. RESTRICTION ON TRANSFERS............................................4

3.1.  Restriction on Transfers.................................................4
3.2.  Exceptions...............................................................4
3.3.  Agreement By Transferee..................................................4
3.4.  Certificates Legended....................................................4
3.5.  Sales to Third Parties...................................................5
3.6   Company's Right of First Refusal.........................................5
3.7   Sales to Proposed Transferee.............................................6
3.8   Determination of Fair Value..............................................6

ARTICLE 4. COVENANTS OF JENOPTIK...............................................7

4.1   Access to Information on Projects........................................7
4.2   Preferred Supplier.......................................................7
4.3   No Commission............................................................8

ARTICLE 5. DEFINITIONS.........................................................8


ARTICLE 6. MISCELLANEOUS......................................................10

6.1   Termination.............................................................10
6.2   Notices.................................................................10
6.3   Integration with Master Purchase Agreement..............................11
6.4   Amendments and Waivers..................................................11
6.5   Governing Law; Severability.............................................11
6.6   Counterparts............................................................12
6.7   Effect of Table of Contents and Headings................................12

LIST OF EXHIBITS..............................................................14


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                              STOCKHOLDER AGREEMENT

         STOCKHOLDER AGREEMENT entered into as of the 30th day of September, 1999, by and among Brooks Automation, Inc., a Delaware corporation with its principal place of business at 15 Elizabeth Drive, Chelmsford, Massachusetts 01824 (the "Company"), Robert J. Therrien in his capacity as a stockholder of the Company ("Therrien"), Meissner + Wurst Zander Holding GmbH, a German corporation with offices at Stuttgart, Germany ("Investor") and Jenoptik AG, a German corporation and the parent corporation of the Investor ("Jenoptik").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company, the Investor, Jenoptik, Jenoptik Infab GMBH, Jenoptik Infab KK, Jenoptik Infab, Inc., Jenoptik Infab PLC ("Infab Ireland") and Jenoptik Infab, Ltd. ("Infab Scotland"), direct or indirect subsidiaries of the Investor, have on this date entered into a Master Purchase Agreement (the "Master Purchase Agreement") whereby the Company has agreed to purchase all the issued and outstanding common stock of Infab Scotland and Infab Ireland (collectively, the "Infab Shares") and the Purchased Assets (as defined in the Master Purchase Agreement) in exchange for shares of Common Stock of the Company (the "Purchase Shares");

         WHEREAS, it is a condition to the Master Purchase Agreement that this Stockholder Agreement be entered into; and

         WHEREAS, the Investor and the Company wish to enter into certain agreements relating to the terms upon which the Purchase Shares shall be held and transferred and other matters;

         NOW, THEREFORE, in consideration of the Master Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, it is hereby agreed by and between the parties as follows:

ARTICLE 1. COVENANTS OF THE COMPANY AND THERRIEN

         The Company agrees with the Investor that following the Closing:

         1.1 BOARD APPOINTMENT. The Company effective immediately upon the Closing appoints Jurgen Giessman to serve on the Company's Board of Directors until the Company's next annual meeting of stockholders.

         1.2 AGREEMENT TO VOTE. Until such time as the Investor and its Affiliates no longer hold all of the Purchase Shares (after giving effect to the post closing adjustments provided for in the Master Purchase Agreement) or until five years from the date of this Agreement, whichever first occurs:

                  (a) In each election of directors (whether at special or annual meeting or by written consent), the Board of Directors of the Company will nominate as one of the nominees of the Board of Directors for election as a director the person designated by the Investor as set forth in paragraph (b). Therrien shall vote all shares of the Company's Common Stock controlled by him, directly or indirectly, in favor of the election of such person to the Company's Board of Directors.


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                  (b) The Investor shall designate one person as its nominee to be a director of the Company, which person shall be Mr. Jurgen Geissman or such other person as may be designated by the Investor and (i) is acceptable to Therrien and the other members of the Board of Directors of the Company in their reasonable discretion and (ii) shall not be a Competitor. The nominee so selected by the Investor shall be specified in a written notice delivered to Therrien and the Board of Directors a reasonable period of time prior to completion by the Company of its proxy materials. Therrien and the Board of Directors shall indicate his and its approval or disapproval, as the case may be, promptly after receipt of the written notice.

                  (c) Investor shall take such action as may be required so that all Voting Securities owned by the Investor or any of the Affiliates are voted for nominees to the Board of Directors of the Company and, unless the Company otherwise consents in writing, on all other matters to be voted on by the holders of Voting Securities, in the same proportion as the votes cast by other holders of Voting Securities; PROVIDED that Voting Securities owned by the Investor or any Affiliate may be voted as such persons determine in their sole discretion on any Significant Event. The Investor and its Affiliates, as holders of Voting Securities, shall be present, in person or by proxy, at all meetings of shareholders of the Company so that all Voting Securities beneficially owned by them may be counted for the purpose of determining the presence of a quorum at such meetings.

                  (d) Each director selected and elected in accordance with Sections 1.1 and 1.2 shall serve until his successor is designated, elected and qualified or until his earlier resignation or removal. The designee of the Investor may be removed during his term of office without cause only by vote of the stockholders. Any vacancy in the office of the director selected by the Investor shall be filled by the parties promptly in accordance with paragraph
(b) above, and his office shall not be filled by the directors other than by a person designated by Investor.

ARTICLE 2. COVENANTS OF INVESTOR.

The Investor agrees with the Company that following the Closing:

         2.1 STANDSTILL AGREEMENT. Neither Investor nor any Affiliate of the Investor will without the prior written consent of the Company, directly or indirectly, acquire any Voting Securities (except by way of stock dividends or other distributions or offerings made available to holders of Voting Securities generally) if the effect of such acquisition would be to increase the aggregate voting power in the election of directors of all Voting Securities then owned by Investor and all its Affiliates to greater than the combined voting power of all the Purchase Shares (after giving effect to the post closing adjustments in connection with the Master Purchase Agreement); PROVIDED THAT:

                  (a) The Investor may acquire Voting Securities without regard to the foregoing limitation if any of the following events (each a "Triggering Event") shall occur: (i) a tender or exchange offer is made by any person or
Schedule 13D Group to acquire Voting Securities which, if added to any Voting Securities (if any) already owned by such person or Schedule 13D Group, would represent more than 25% of the total combined voting power of all Voting


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Securities then outstanding; (ii) it is publicly disclosed or Investor otherwise learns that Voting Securities representing more than 25% of the total combined voting power of all Voting Securities then outstanding have been acquired subsequent to September 30, 1999, or are proposed (in a public announcement or filing) to be acquired subsequent to such date by any person or Schedule 13D Group; or (iii) any person or Schedule 13D Group shall beneficially own Voting Securities representing more than 25% of the total combined voting power of all Voting Securities than outstanding, and would be required (under rules and regulations in effect on the date hereof) to file a statement on Schedule 13D with the SEC reporting beneficial ownership of such Voting Securities.

                  (b) neither the Investor nor any Affiliate of the Investor shall be obligated to dispose of any Voting Securities if the aggregate percentage ownership of the Investor and its Affiliates is increased as a result of a recapitalization of the Company, a repurchase by the Company of its Voting Securities or any other action taken by the Company or its affiliates other than the Investor and its Affiliates.

         2.2 PROXY SOLICITATIONS.

                  (a) Neither the Investor nor any Affiliate of the Investor shall solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the recommendation of the majority of the directors of the Company with respect to any matter; PROVIDED THAT (i) if the Investor opposes any solicitation by the Company's management with respect to any Significant Event, the Company shall include in its proxy statement in connection with such solicitation the fact that Investor opposes such solicitation and a brief statement provided by Investor stating Investor's reasons for such opposition and (ii) if at any time a designee of the Investor is serving as a member of the Company's Board of Directors, the Investor shall not be deemed to be a "participant" solely by reason of the membership of such designee on the Board of Directors of the Company.

                  (b) Except in the case of a Triggering Event, neither the Investor nor any Affiliate of the Investor shall join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other person, for the purpose of acquiring, holding, voting or disposing of Voting Securities, or otherwise become a "person" within the meaning of Section 13(d)(3) of the Exchange Act (in each case other than solely with the Investor and its Affiliates). In the case of a Triggering Event, subject to the limitations in this Section 2.2(b), Investor may join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other person, for the purpose of acquiring, holding, voting or disposing of Voting Securities or otherwise become a "person" within the meaning of Section 13(d)(3) of the Exchange Act. In no case shall Investor or any of its Affiliates be permitted to join a partnership, limited partnership, syndicate or other group with any person or Schedule 13D Group participating in the Triggering Event or otherwise act in concert with any person or become a "person" within the meaning of Section 13(d)(3) of the Exchange Act in either case in connection with any person or Schedule 13D Group participating in the Triggering Event.

         2.3 VOTING AGREEMENTS. Neither the Investor nor any Affiliate of the Investor shall deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of such Voting Securities.


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ARTICLE 3. RESTRICTION ON TRANSFERS.

         3.1 RESTRICTION ON TRANSFERS. Until five years after the date of this Agreement, Investor may not transfer any interest in any Voting Securities directly or indirectly owned by it (whether by way of gift, sale, transfer, assignment, pledge, hypothecation, mortgage or otherwise). After five years from the date of this Agreement, Investor may transfer any interest in any Voting Securities directly or indirectly owned by it (whether by way of gift, sale, transfer, assignment, pledge, hypothecation, mortgage or otherwise) provided (i) such transfer is not to a Competitor and (ii) Investor shall have first offered the Company a right of first refusal in the manner provided in this Article 3. These restriction on transfer shall not apply to any offer or transfer of Voting
Securities: (a) to the Investor or one of its other Affiliates, provided that any such transferee shall comply with Section 3.3, (b) to the Company or any person or group approved in writing by the Company, (c) in response to (i) an offer to purchase or exchange for cash or other consideration any Voting Securities (A) which is made by or on behalf of the Company or (B) which is made by another person or group and is approved by the Board of Directors of the Company within the time such Board is required pursuant to regulations under the Exchange Act to advise the shareholders of the Company of the Board's position on such offer, or (d) pursuant to a plan of liquidation of the Company.

         3.2 EXCEPTIONS. The first refusal right of this Article shall not apply to any offer or transfer (a) to the Investor or one of its other Affiliates, provided that any such transferee shall comply with Section 3.3, (b) after five years from the date of this Agreement, pursuant to a rights offering or a dividend or other distribution to stockholders of the Investor or any of its Affiliates, (c) after five years from the date of this Agreement, unsolicited brokerage transactions of less than the amount that would be permitted by Rule 144(e) under the Securities Act if it were applicable, (d) as a result of any pledge or hypothecation to a bona fide financial institution to secure a bona fide loan or the foreclosure of any lien or encumbrance which may be placed upon any Voting Securities (whether voluntarily or involuntarily), (e) to the Company or any person or group approved in writing by the Company, (f) in response to
(i) an offer to purchase or exchange for cash or other consideration any Voting Securities (A) which is made by or on behalf of the Company or (B) which is made by another person or group and is approved by the Board of Directors of the Company within the time such Board is required pursuant to regulations under the Exchange Act to advise the shareholders of the Company of the Board's position on such offer or (g) pursuant to a plan of liquidation of the Company.

         3.3 AGREEMENT BY TRANSFEREE. No person shall receive an interest pursuant to Section 3.2(a) in any Voting Securities now or hereafter held by the Investor, whether such receipt was voluntary, involuntary or by operation of law, unless such person shall first agree in writing to be bound by all of the terms of this Agreement as if such transferee were the Investor hereunder.

         3.4 CERTIFICATES LEGENDED. Upon the execution of this Agreement, and during the term of this Agreement, each certificate evidencing any of the Shares held by Investor or any Affiliate shall be conspicuously legended as follows:

                  The stock evidenced by this certificate is subject to the restrictions of, and is transferable only upon compliance with the provisions of, a Stockholder Agreement dated September 30, 1999 between the corporation and the holders of certain securities of the corporation. A copy of said agreement is on file in


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                  the office of the corporation, and a copy thereof will be
                  mailed to the holder hereof without charge upon receipt of a written request therefor.

         3.5 SALES TO THIRD PARTIES.

                  (a) Subject to Sections 3.1 and 3.2 hereof, if at any time during the term of this Agreement the Investor proposes to transfer any Voting Securities now or hereafter directly or indirectly beneficially owned by it ("Selling Stockholder") to a Proposed Transferee, it shall first submit a written offer (the "First Refusal Offer") to sell such shares (the "Offered Shares") to the Company as provided in this Article 3.

                  (b) The First Refusal Offer shall disclose the identity of and, if available, information about the Proposed Transferee and the terms of the Proposed Transfer, the number of shares proposed to be sold, the total number of Voting Securities owned by the Investor, and the terms and conditions, including without limitation price, of the Proposed Transfer. The Investor shall also provide any other material facts relating to the Proposed Transfer which may be reasonably requested by the Company. The First Refusal Offer shall further state that the Company may acquire, in accordance with the provisions of this Article, all or any part of the Offered Shares on terms and conditions, including without limitation price, not less favorable to the Company than those on which the Investor proposes to sell the Offered Shares to the Proposed Transferee, including any deferred or installment payment provision.

                  (c) In the event the terms of the Proposed Transfer contemplate the payment to the Investor of consideration other than cash, the Fair Value of such non-cash consideration shall be determined in accordance with
Section 3.8 hereof.

         3.6 COMPANY'S RIGHT OF FIRST REFUSAL.

                  (a) If the Company desires to purchase all or any part of the Offered Shares, the Company shall deliver a written notice of its election to purchase to the Investor within 15 days after the date of receipt of the First Refusal Offer by the Company. Such notice to purchase the Offered Shares, shall, when taken in conjunction with the First Refusal Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale to, and purchase by, the Company of the number of Offered Shares specified by the Company in such notice and on the terms of the First Refusal Offer.

                  (b) The closing of the sale of Offered Shares to the Company pursuant to this Section 3.6 shall be made at the offices of the Company on such date as may be agreed upon by the Company and Investor, but no later than 45 days following the date the First Refusal Offer is received by the Company. Such sale shall be effected by the Investor's delivery to the Company of a certificate(s) evidencing the Offered Shares (or any portion thereof) to be purchased by the Company, duly endorsed for transfer to the Company, against payment to the Investor of the purchase price by the Company. The non-exercise by the Company of its rights pursuant to this Section shall be without prejudice to its rights under this Section 3.6 with respect to any future sales of Offered Shares.

         3.7 SALES TO PROPOSED TRANSFEREE. In the absence of a valid election to purchase, the Offered Shares may be sold by the Investor to the Proposed Transferee at any time within 90


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days after the date of receipt of the First Refusal Offer by the Company. Any such sale shall be at the same or greater price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the First Refusal Offer. Any Offered Shares not sold within the permitted time period shall continue to be subject to the requirements of a prior offer and right of first refusal pursuant to this Article 3.

         3.8 DETERMINATION OF FAIR VALUE.

         For the purpose of this Agreement, Fair Value shall be determined as follows:

                  (a) The Fair Value of any security then traded on any national securities exchange or automated quotation system which has sale price reporting, shall be the mean between the high and low sales prices, if any, on such exchange or system on the date as of which Fair Value is being determined or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after that date.

                  (b) If a security is then traded on an exchange or system which does not have sale price reporting, the Fair Value of the security shall be the mean between the average of the "bid" and the average the "ask" prices, if any, as reported for such the date as of which Fair Value is being determined, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after such date.

                  (c) Fair Value for Voting Securities of the Company if it is not publicly traded shall be determined by dividing the highest price (net of total debt determined in accordance with generally accepted accounting principles) for which the Company could be sold as a going concern to an independent third party, assuming a reasonable time (up to 12 months) to accomplish such sale by the number of fully diluted shares of Voting Securities (calculated on an as converted basis, and assuming the exercise of all rights, options, and warrants and conversion of all convertible securities) outstanding. In order to determine the value for which the Company could be sold, the Company and the Investor shall meet and use their best efforts to reach an agreement on the Company's Fair Value. If such parties are unable to reach such agreement within a reasonable amount of time, such parties will use their best efforts to agree upon the selection of an independent appraiser or investment banking firm of international standing within 30 business days after giving notice that requires a determination of Fair Value. Such appraiser or investment banking firm will have 30 business days in which to determine the Fair Value, and its determination will be final and binding on all parties concerned. All costs of such determination shall be borne equally by the parties.

                  (d) The Fair Value of any property other than cash or securities offered as consideration by a Proposed Transferee for the Offered Shares shall be the fair market value of such property. In order to determine the fair market value of such property, the Company and the Investor shall meet and use their best efforts to reach an agreement on the fair market value. If such parties are unable to reach such agreement within a reasonable amount of time, such parties will use their best efforts to agree upon the selection of an independent appraiser within thirty business days after giving notice that requires a determination of Fair Value. Such


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appraiser will have thirty business days in which to determine the Fair Value, and this determination will be final and binding on all parties concerned. All costs of such determination shall be borne equally by the parties.

ARTICLE 4. COVENANTS OF JENOPTIK

Jenoptik agrees as follows on behalf of itself and all members of the Jenoptik Group to the extent permitted by applicable law:

         4.1 ACCESS TO INFORMATION ON PROJECTS.

                  (a) For as long as any member of the Jenoptik Group holds Voting Securities, if any member of the Jenoptik Group is involved in providing design, planning or other services with respect to the development of a semi-conductor fabrication facility for any customer or potential customer, Jenoptik with reasonably promptness shall provide notice to the Company, in accordance with Section 6.2 hereof, including the following information:

                           (i) a general description of the proposed fabrication
facility;

                           (ii) the design or designs for such facility being
proposed by Jenoptik;

                           (iii) a description of the general types and
estimated number of pieces of equipment that will be required for the facility, including any special capability, with particular reference to the types of equipment or facilities then being offered by the Company or any of its Affiliates; and

                           (iv) the estimated time schedule for construction of
the facility, ordering and delivery of equipment for such facility.

                  (b) Jenoptik shall provide the Company with a reasonable opportunity to comment on the project for which it receives the notice and information under paragraph (a) above and Jenoptik will continue to keep the Company advised of the status of each such project as it progresses.

                  (c) The Jenoptik Group is not required to comply with this
Section 4.1 to the extent compliance would breach the Jenoptik Group's confidentiality agreements. However, the Jenoptik Group shall use commercially reasonable efforts to ensure that it will be permitted to comply with this
Section 4.1 in connection with any confidentiality agreements.

         4.2 PREFERRED SUPPLIER.

                  (a) For so long as any member of the Jenoptik Group holds Voting Securities:

                           (i) Jenoptik Group shall specify the Company as a
preferred supplier;

                           (ii) If at any time any member of the Jenoptik Group
proposes to order from a third party products and applications similar to those then offered by the Company or any Affiliate of the Company (the "Third Party Proposal"), then the Jenoptik Group member shall first give the Company a written notice (the "Jenoptik Offer") offering the Company, without


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disclosing the identity of the third party, the opportunity to match the terms and conditions of the Third Party Proposal. The Jenoptik Offer shall disclose the terms and conditions of the Third Party Proposal and be delivered to the Company in accordance with Section 6.2 hereof. If the Company desires to accept the Jenoptik Offer, the Company shall deliver a written notice of its election to accept the Jenoptik Offer within thirty days after the date of receipt of the Jenoptik Offer by the Company. Such notice to accept the Jenoptik Offer shall, when taken in conjunction with the Jenoptik Offer, be deemed to constitute a valid, legally binding and enforceable agreement.

                  (b) If for any reason any member of the Jenoptik Group fails to make the Jenoptik Offer required by paragraph (a), then it shall pay to the Company liquidated damages equal to the greater of $1,000,000 or 10% of the revenues the Company could have recognized if the Company accepted the Jenoptik Offer.

         4.3 NO COMMISSION. Jenoptik guarantees that by December 31, 2000 it will award to the Company, for no commission, an exclusive supply contract (the "Exclusive Supply Contract") in connection with the project to build the First Silicon semiconductor fabrication facility (the "First Silicon Project") . Under the Exclusive Supply Contract, the Company shall be the exclusive supplier of all products and applications required for the First Silicon Project which the Company then offers. The Exclusive Supply Contract shall be on terms reasonably satisfactory to the Company and shall provide for prices such that the Company is able to realize the fully loaded gross margins as specified on Exhibit A hereto.

ARTICLE 5. DEFINITIONS.

         All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Master Purchase Agreement. In addition, for purposes of this Agreement, the following terms shall have the indicated respective meanings:

         "Affiliate" has the meaning specified under the Securities Act.

         "Business Sale" means (i) any merger or consolidation of the Company with or into another corporation or entity (whether or not the Company is the surviving entity if, after the merger or consolidation, more than 50% of the voting interests of the surviving entity are owned by persons who were not holders of voting securities of the Company prior to the merger or consolidation), (ii) any share exchange or sale by the holders of 80% or more of the Voting Securities of the Company, or (iii) the sale of all or substantially all the assets of the Company.

         "Charter" means the Certificate of Incorporation or equivalent document, as amended from time to time.

         "Common Stock" shall include any class of capital stock of the Company, now or hereafter authorized, the right of which to share in distributions either of earnings or assets of the Company is without limit as to any amount or percentage, and common stock or other securities issued in substitution or exchange for the presently authorized Common Stock in connection with a reorganization, reclassification, merger or sale of assets.


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         "Competitor" means any individual or entity whose business is in competition with the business carried on by the Company or any of its Affiliates.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the SEC issued under the Exchange Act, as they each may, from time to time, be in effect.

         "Fair Value" has the meaning specified in Section 3.8.

         "First Refusal Offer" has the meaning specified in Section 3.5.

         "Investor" means Meissner + Wurst Zander Holding GmbH.

         "Jenoptik Group" means Jenoptik and any and all direct and indirect Subsidiaries of Jenoptik.

         "Offered Shares" means any shares of Voting Securities offered to the Company pursuant to Article 3.

         "Proposed Transfer" means a proposed transfer by the Investor to a Proposed Transferee subject to Article 3.

         "Proposed Transferee" means a bona fide third party who has offered to buy or accepted an offer to sell Voting Securities from the Investor.

         "Purchase Shares" means the shares of Common Stock to be issued pursuant to the Master Purchase Agreement and pursuant to certain other Purchase Agreements.

         "SEC" means the Securities and Exchange Commission, or any other Federal agency at the time administering the securities laws of the United States.

         "Schedule 13D Group" means any group of persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities which would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder (as now in effect and based on present legal interpretations thereof) to file a statement on Schedule 13D with the SEC as a "person" within the meaning of Section 12(d) (3) of the Exchange Act if such group beneficially owned Voting Securities representing more than 5% of the total combined voting power of all Voting Securities then outstanding, but specifically shall not include the Investor and any Affiliates or any group of which any of them are members.

         "Significant Event" means any Charter or by-law amendment, Business Sale, change in capitalization or liquidation of the Company.

         "Triggering Events" mean the events described in Section 2.1(a) hereof.

         "Voting Securities" means the Common Stock of the Company, $.01 par value per share, any other class of capital stock of the Company outstanding and
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election of directors, and includes any right, option, or warrant to acquire any such class of capital stock or security exchangeable for or convertible into any such class capital stock.

ARTICLE 6. MISCELLANEOUS.

         6.1 TERMINATION

                  (a) This Agreement may be terminated only (i) by mutual consent of the parties, or (ii) upon the expiration of its term in accordance with paragraph (b) below.

                  (b) Subject to earlier termination under paragraph (a) above
(i) the provisions of Articles 1 and shall continue for the periods indicated in the applicable sections, (ii) the provisions of Article 2 shall continue without limitation as to time, and (iii) the provisions of Articles 3 and 4 shall continue until such time as Investor and its Affiliates no longer own beneficially any of the Voting Securities,

         6.2 NOTICES. Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing (or in the form of a telegram) addressed as provided below and if either (a) actually delivered at said address, or (b) in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mails or in the German mails, postage prepaid and registered or certified:

         If to the Company, to:

           Brooks Automation, Inc.
           15 Elizabeth Drive
           Chelmsford, MA  01824
           Tel:  (978) 262-2400
           Fax:  (978) 262-2500
           Attn:  Ms. Ellen Richstone

      with a copy to:

           Brown, Rudnick, Freed & Gesmer
           One Financial Center
           Boston, MA  02111
           Tel:  (617) 856-8200
           Fax:  (617) 856-8201
           Attn:  David H. Murphree, Esq.

      If to the Investor, to:

      Meissner + Wurst Zander Holding GmbH
      Lotterberg Strasse 30
      DX-70499 Stuttgart
      Germany
      Attn:   Jurgen Giessmann,
              Chairman of the Board
      Tel:  011 49 3641 65 2238
      Fax:  011 49 3641 65 2480

with copies to:


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


      Bruckhaus Westrick Heller & Lober
      Grimmaische Strasse 25
      D-04109 Leipzig
      Germany
      Attn:  Dr. Nikolaus Reinhuber
      Tel:  011 49 341 1 27 23 0
      Fax:  011 49 341 1 27 23 33

      Gray Cary Ware Freidenrich
      400 Hamilton Avenue
      Palo Alto, CA  94301-1825
      Attn:  Thomas M. French, Esquire
      Tel:  650 833 2028
      Fax:  650 328 3029

and in any case at such other address as the addressee shall have specified by written notice. All periods of notice shall be measured from the date of delivery thereof.

         6.3 INTEGRATION WITH MASTER PURCHASE AGREEMENT. This Agreement and the Master Purchase Agreement (including all exhibits or schedules appended to this Agreement and the Master Purchase Agreement and all documents delivered pursuant to or referred to in this Agreement and the Master Purchase Agreement, all of which are hereby incorporated herein by reference) constitute the entire agreement to the extent provided herein and therein between the parties.

         6.4 AMENDMENTS AND WAIVERS. Changes in or additions to this Agreement may be made or compliance with any term, covenant, agreement, condition or provision set forth herein or therein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Company and the Investor; provided however, that no waiver or consent on any one instance shall be deemed to be or be construed as a further or continuing waiver of any such term or condition unless it expressly so provides.

         6.5 GOVERNING LAW; SEVERABILITY. This Agreement shall be deemed a contract made under the laws of the State of Delaware and, together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such State. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

         6.6 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed in original but all of which together shall constitute one and the same instrument.

         6.7 EFFECT OF TABLE OF CONTENTS AND HEADINGS. Any table of contents, title of an article or section heading herein contained is for convenience or reference only and shall not affect the meaning of construction of any of the provisions hereof.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]


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


         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the parties hereto or their duly authorized representatives effective as of the date first above written.

                                    Brooks Automation, Inc.

                                    By: /s/ Ellen B. Richstone
                                        --------------------------
                                            Ellen B. Richstone
                                            Chief Financial Officer

                                    INVESTOR:

                                    Meissner + Wurst Zander Holding GmbH


                                    By: /s/ Alexander von Witzleben
                                        ---------------------------
                                    Its:
                                        ---------------------------


                                    JENOPTIK AG


                                    By: /s/ Alexander von Witzleben
                                        ---------------------------
                                    Its:
                                        ---------------------------



                                    /s/ Robert J. Therrien
                                    -------------------------------
                                    Robert J. Therrien


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